UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment No. 1 to the Current Report on Form 8-K filed by Century Aluminum Company (the “Company’) on February 10, 2008 (the “Initial 8-K”) is being filed to report the information required under Item 2.05 that was not available at the time of the Initial 8-K filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 10, 2009, the Company filed the Initial 8-K to report its commitment to conduct an orderly curtailment of the remaining plant operations at our aluminum smelter operations in Ravenswood, West Virginia (“Ravenswood”) by February 20.  At that time, the Company was not able to reasonably estimate charges that may arise from our alumina supply agreement that expires December 31, 2009.  Item 2.05 of the Initial 8-K is being amended to report our estimates of those costs.

As a result of the Ravenswood curtailment, the Company expects to incur cash losses of approximately $15 to $20 million in 2009 associated with the sale of excess alumina that will be received under our alumina supply agreement that expires December 31, 2009.  This estimate is based on current alumina contract pricing which is indexed to LME prices for primary aluminum, our estimate of spot alumina prices and the forecasted internal use of a portion of this material in our other smelting operations.

On February 10, 2009, the Company estimated that future cash expenditures related to the curtailment required to be disclosed under Item 2.05 would be approximately $34 million over the next 24 months. The $34 million estimated future cash expenditures does not include the $15 to $20 million of cash losses expected to be incurred to sell excess alumina that will be received under our alumina supply agreement that expires December 31, 2009 discussed above.  The $34 million estimated future cash expenditures also does not include approximately $20 to $25 million in future cash expenditures expected to be incurred over the next 24 months related to operations at Ravenswood following the curtailment.  Including these expenditures and losses increases the estimated future cash outlays for Ravenswood to $69 to $79 million over the next 24 months.

The information in this Form 8-K may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	February 19, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry
Title: Vice President, Assistant General Counsel and Assistant Secretary